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                                   Exhibit 1

                            JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(k), the undersigned hereby execute this Joint Filing Agreement with respect to filing of a Schedule 13D (Amendment No. 5) with respect to North American Gaming and Entertainment Corporation, and declare that such statement is filed on behalf of each of the undersigned.

Dated: August 6, 2002                INTERNATIONAL TOURS, INC.

                                     By:    /s/ Edwin Hugh Hawes, II
                                           -----------------------------------
                                           Edwin Hugh Hawes, II, President

Dated: August 6, 2002                IT FINANCIAL CORPORATION

                                     By:    /s/ Edwin Hugh Hawes, II
                                           -----------------------------------
                                           Edwin Hugh Hawes, II, President

Dated: August 6, 2002                HAWES PARTNERS

                                     By:    /s/ Edwin Hugh Hawes, II
                                           -----------------------------------
                                           Edwin Hugh Hawes, II, Sole Partner

Dated: August 6, 2002                  /s/ Edwin Hugh Hawes, II
                                     ---------------------------------------
                                     Edwin Hugh Hawes, II, Individually